Exhibit 23.1

Consent of Baker Tilly

The Board of Directors

International Assets Holding Corporation

708 Third Avenue

7th Floor

New York

New York 10017

USA

21 September 2004

Dear Sirs

Global Currencies Limited

Year ended 31 December 2003

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-108332) and Form S-3 (No. 333-117544) of International Assets Holding Corporation, of our report dated 6 July 2004 relating to the financial statements of Global Currencies Limited for the year ended 31 December 2003 and 2002, which appears in this Form 8-K/A.

Yours faithfully

/s/ Baker Tilly

2 Bloomsbury Street

London WC1B 3ST